Exhibit 5

HOLLAND & HART LLP
ATTORNEYS AT LAW

DENVER • ASPEN BOULDER • COLORADO SPRINGS DENVER TECH CENTER BILLINGS • BOISE • CASPER CHEYENNE • JACKSON HOLE SALT LAKE CITY • SANTA FE WASHINGTON, D.C	SUITE 3200 555 SEVENTEENTH STREET DENVER, COLORADO 80202-3979 MAILING ADDRESS P.O. BOX 8749 DENVER, COLORADO 80201-8749	TELEPHONE (303) 295-8000 FACSIMILE (303) 295-8261

June 24, 2003

First Interstate BancSystem, Inc.
401 North 31st Street
Billings, Montana 59101

Ladies and Gentlemen:

     We have acted as counsel to First Interstate BancSystem, Inc., a Montana corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Act”) of 1,500,000 shares of the Company’s common stock, no par value (the “Shares”), to be offered upon the terms and subject to the conditions set forth in the First Interstate BancSystem, Inc. 2001 Stock Option Plan (the “Plan”).

     In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company, the Bylaws of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate proceedings with respect to the offering of the Shares as we have deemed necessary or appropriate. We have also reviewed (a) the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed under the Act with the Securities and Exchange Commission (the “Commission”) covering 750,000 of the Shares on September 17, 2001 and (b) Post-Effective Amendment No. 1 to the Registration Statement covering an additional 750,000 of the Shares to be filed with the Commission on June 25, 2003.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

HOLLAND & HART LLP
ATTORNEYS AT LAW

First Interstate BancSystem, Inc.
June 24, 2003

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     The opinion expressed herein is based solely upon and is limited to the general corporation laws of the State of Montana and the federal laws of the United States of America, to the extent applicable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ HOLLAND & HART LLP